Exhibit 5.23

CONSENT OF NEIL DE BRUIN

The undersigned hereby consents to (i) the references to, and the information derived from the “Technical Report on the San Rafael Mine and the EC120 Preliminary Feasibility Study, Sinaloa, Mexico” dated May 17, 2019 and with an effective date of April 3, 2019, and to (ii) the references to the undersigned’s name, included in or incorporated by reference in Amendment No. 1 to the Registration Statement on Form F-10 being filed by Americas Silver Corporation.

/s/ Neil de Bruin

Neil de Bruin, P.Geo.

Dated June 28, 2019